Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Revance Therapeutics, Inc. of our report dated February 26, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Revance Therapeutics, Inc. Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 23, 2020